EXHIBIT 10.16

FIFTH AMENDMENT TO

OUTSIDE DIRECTORS’ 1996 STOCK OPTION PLAN

THIS FIFTH AMENDMENT to the Outside Directors’ 1996 Stock Option Plan of CTN Media Group, Inc. (the “Company”), a Delaware corporation formerly known as College Television Network, Inc., (this “Amendment”) is made effective as of the 6th day of June, 2000 (the “Effective Date”).  All capitalized terms in this Amendment have the meaning ascribed to such terms in the Outside Directors’ 1996 Stock Option Plan (the “Plan”), unless otherwise stated herein.

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company desires to amend the Plan to change the name of the Company as it is referred to in the Plan.

NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the Plan is hereby amended as follows:

1.             All references in the Plan to “College Television Network, Inc.” are deleted, and the name “CTN Media Group, Inc.” is substituted therefor in each instance.

2.             Except as specifically amended by this Amendment, the Plan shall remain in full force and effect as prior to this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the Effective Date.

                                                                                                CTN Media Group, Inc.

By:	/s/ Jason Elkin
Jason Elkin
Chief Executive Officer

ATTEST:

By:	/s/ Patrick Doran
Patrick Doran, Secretary